EXHIBIT 1.  LIST OF GROUP MEMBERS


          Pursuant to Item 8, the members of the group that have filed this
Schedule 13G pursuant to Rule 13d-1(c) are:

          (i)       SIBV/MS Equity Investors, L.P.;

          (ii)      The Morgan Stanley Leveraged Equity Fund II, L.P.;

          (iii)     Morgan Stanley Leveraged Equity Fund II, Inc.;

          (iv)      Morgan Stanley Group Inc.;

          (v)       First Plaza Group Trust;

          (vi)      AT&T Master Pension Trust; and

          (vii)     Smurfit International B.V.